CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Winmax Trading Group, Inc.

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated April 22, 2005 on the financial statements of Winmax Trading Group, Inc. as of and for each of the two years in the period ended December 31, 2004 which appear in such Registration Statement. We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.


GOLDSTEIN GOLUB KESSLER LLP
New York, New York

July 7, 2005